Exhibit 10(iii)(g)

THE MOSAIC COMPANY

RETENTION AWARD AGREEMENT (201[    ] Award)

This RETENTION AWARD AGREEMENT (the “Agreement”) is made this          day of             , 201[    ], by and between The Mosaic Company, a Delaware corporation (the “Company”) and              (the “Participant”). The “Grant Date” shall be             , 201[    ]. The “Grant Period” shall begin on the Grant Date and end on the date that is three (3) years after the Grant Date.

1. Award. The Company hereby grants to Participant a stock-based award equal in value to [$            ] (the “Award Amount”) that upon vesting will be paid in the form of shares of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the terms and conditions set forth herein and in The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Plan”). This Award Amount and the shares to be issued are granted under Sections 6(g) and (e) of the Plan. A copy of the Plan will be furnished upon request of Participant. The number of Shares that will be issued is equal to the vested Award Amount divided by the ending price per Share on the last day of the Grant Period.

2. Vesting; Forfeiture; Early Vesting.

(a) Except as otherwise provided in this Agreement, the Award Amount shall vest on the last day of the Grant Period.

(b) If Participant ceases to be an employee of the Company or any Affiliate, whether voluntary or involuntary and whether or not terminated for cause, prior to vesting of the Award Amount pursuant to Section 2(a) hereof, all of Participant’s rights to all of the unvested Award Amount shall be immediately and irrevocably forfeited.

3. Certain Definitions.

(a) “Change in Control” shall mean:

(i) a majority of the directors of the Company shall be persons other than persons (A) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii) 50% or more of the voting power of all of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”), of the Company is acquired or beneficially owned by any person, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act other than (A) an entity in connection with a Business Combination in which clauses (A) and (B) of subparagraph (iii) apply or (B) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public,

(iii) the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (A) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of Voting Stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (B) no person, entity or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding Voting Stock (or comparable equity interests) of the surviving or acquiring entity), or

(iv) approval by the Company’s stockholders of a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding the foregoing, a Change in Control shall not have occurred unless the event satisfies the definition of “change in control” under section 409A of the Internal Revenue Code of 1986, as amended and any regulations, rules, or guidance thereunder (the “Code”).

4. Restrictions on Transfer. The Award Amount shall not be transferable other than by will or by the laws of descent and distribution. Each right under this Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s legal representative. Until the date that the Award Amount vests pursuant to Section 2 hereof, none of the Award Amount or the shares of Common Stock issuable upon vesting thereof (the “Shares”) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the Award Amount or the Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Award Amount or the Shares.

5. Adjustments. If the Award Amount vests subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), there shall be no adjustment to the Award Amount. In the event of a Change in Control in connection with which the holders of Common Stock receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) there shall be substituted for each share of Common Stock available upon vesting of the Award Amount granted under this Agreement the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

6. Issuance. The Company will issue Shares for the vested Award Amount at the end of the Grant Period. The Company shall promptly (within ten (10) days of the end of the Grant Period) cause to be issued Shares registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any Shares withheld to pay withholding taxes). The value of any fractional Shares shall be paid in cash at the same time.

Notwithstanding the foregoing, if there is a Change in Control in connection with which the holders of Common Stock receive consideration that does not consist solely of shares of common stock that are registered under Section 12 of the Exchange Act, payment of the Award Amount to the Participant shall be in the form of cash rather than Shares.

Upon the issuance of Shares or payment under this Section, Participant’s Award Amount shall be cancelled.

7. Dividend Equivalents. The Company shall not pay dividend equivalents on the Award Amount.

8. Miscellaneous.

(a) Income Tax Matters.

(i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(ii) In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of the Shares (including but not limited to the payment of dividend equivalents) by having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value and/or cash otherwise to be paid equal to the amount of such taxes. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(iii) To the extent a payment is not paid within the short-term deferral period and is not exempt from Section 409A of the Code (such as the rule exempting payments made following an involuntary termination of up to two times pay) then Section 409A of the Code shall apply. The Company intends this Agreement to comply with Section 409A of the Code and will interpret this Agreement in a manner that complies with Section 409A of the Code. For example, the term “termination” shall be interpreted to mean a separation from service under section 409A of the Code and the six-month delay rule shall apply if applicable. Notwithstanding the foregoing, although the intent is to comply with section 409A of the Code, Participant shall be responsible for all taxes and penalties under this Agreement (the Company and its employees shall not be responsible for such taxes and penalties).

(b) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Plan.

(c) Rationale for Grant. The Award Amount granted pursuant to this Agreement is intended to offer Participant an incentive to remain under the employment of the Company and to put forth maximum efforts in future services for the success of the Company’s business. The Award Amount is not intended to compensate Participant for past services.

(d) No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in accordance with the terms hereof.

(e) No Right to Employment. The issuance of the Award Amount or the Shares shall not be construed as giving Participant the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or the Agreement.

(g) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(h) No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(i) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(j) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

THE MOSAIC COMPANY

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

PARTICIPANT

___________________________________________
Name: _____________________________________

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